Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Annabelle Baxter – Media
214-494-3818
annabelle.baxter@alliancedata.com
For Red Roof Inn Mariam Ali 305-443-5454 Hill & Knowlton Strategies Mariam.Ali@hkstrategies.com
ALLIANCE DATA RETAIL SERVICES EXPANDS FOOTPRINT
INTO HOSPITALITY INDUSTRY WITH CO-BRANDED CREDIT CARD PROGRAM
FOR LODGING LEADER RED ROOF INN®

New Credit Card Program for Red Roof Inn to Drive Deeper Loyalty Among One Million RediCard
Loyalty Program Members

DALLAS – Feb. 24, 2015 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based Retail Services business, a premier provider of branded private label, co-brand, and commercial credit programs, has expanded its footprint into the hospitality industry, with the signature of a new long-term agreement to provide co-brand credit card services for Red Roof Inn (www.redroof.com). Red Roof Inn is one of the most successful hotel chains in the United States, with 400 properties in 40 states, and international expansion into the Brazilian market. Red Roof has experienced tremendous brand growth over the last year, fueled by an aggressive development strategy along with an exciting brand enhancement program driven by customer feedback. Red Roof has successfully created the new Upscale Economy hotel segment.

With more than 1 million Red Roof RediCard program members, Red Roof already offers one of the richest loyalty programs in the lodging industry. The customized, loyalty-driven co-brand credit program is designed to further enrich Red Roof's relationship with its customers and RediCard rewards program members. Red Roof Inn also will have access to Alliance Data's advanced suite of digital and mobile solutions to increase cardmember engagement and enhance the features and benefits of the existing Red Roof Inn mobile app. Cardmembers will earn rewards that are tiered based on purchases at Red Roof Inn hotels, high-frequency spend categories and all other transactions. All new co-brand credit card accounts will be consistent with Alliance Data's credit quality standards. Through analysis of purchase behaviors and consumer insight expertise, Alliance Data will work with Red Roof Inn to develop an even deeper understanding of its guests.

According to the Alliance Data Retail Services Loyalty Travel Guide survey, loyalty programs are an important factor in consumers' selection of a hotel, with 59 percent of hotel guests participating in at least one hotel loyalty program. In addition, 50 percent of consumers indicated interest in a hotel-branded credit card, and existing co-branded credit card programs for hotels represent $47.6 billion in total revenue.

"Our mission at Red Roof is to continually invest in opportunities that enhance the guest experience," says Andrew Alexander, president of Red Roof. "Our brand is a category leader because we listen to our guests and evolve our brand based on their feedback. The credit card partnership with Alliance Data will be a value-add for customers who know we are always seeking new ways to service them at the highest level."

The Red Roof PLUS+® and NextGen® brand enhancements over the past few years have attracted thousands of new guests who have become loyal fans.

"The partnership with Alliance Data is another win-win for customers that will enhance the value we offer to help us further grow our business and foster even stronger relationships and loyalty with our guests," says Marina MacDonald, chief marketing officer of Red Roof.

"Red Roof is a truly unique hotel brand, with an enthusiastic following of guests who appreciate its simple and straightforward approach to excellent customer service. Red Roof's very popular loyalty program and customer-first commitment made them an ideal credit program partner, and we are so pleased to deliver our credit and marketing expertise to another growing brand in the expanding travel category," added Melisa Miller, president of Alliance Data Retail Services. "Our marketing-driven credit tools and attention to creating a seamless cardmember experience will extend the reach of the Red Roof Inn brand, welcoming guests into the program and driving loyalty."

About Red Roof®
Red Roof® is a leader in the economy lodging industry with franchised, corporate-managed, and corporate-owned properties, serving millions of guests each year. With coast-to-coast locations, Red Roof® has 400 properties in the U.S. The primary goal at Red Roof® is to provide customers a savings without sacrificing comfort. The brand recently completed a $200 million investment to renovate and upgrade hotels nationwide with sleek and modern NextGen® redesign elements. The Red Roof NextGen® hotels feature updated, stylish and home-like interior and exterior designs that demonstrate the Red Roof® dedication to providing customers with an affordable stay in a clean, comfortable and modern room. The company is rolling out Red Roof PLUS+®, an enhanced offering at a value price, committed to "Adding More Wow to Your Stay!®". Nice Place. Nice Price® is what every consumer can expect when they stay at any Red Roof® location; and because the company has a single brand in their portfolio, Red Roof® also offers franchisees One Brand. One Focus™. The Red Roof loyalty program, RediCard®, is the richest in the industry rewarding members with free nights with only 6,000 points, advance notice of special offers, and complimentary bottled water each day of their stay. Traveling with your pet? Don't forget that at Red Roof® 'you stay happy, pets stay free' as one well-behaved pet is welcome per room, nationwide. The Columbus, Ohio based company has more than 4,500 employees. For more information or reservations, call 800.RED.ROOF (800.733.7663) or visit www.redroof.com.

About Alliance Data Retail Services
Alliance Data Retail Services is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and commercial products to many of the world's most recognizable brands across a multitude of channels. We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers.

Alliance Data Retail Services is a proud part of the Alliance Data enterprise. To learn more, visit www.alliancedataretail.com or follow us on Twitter @ADRetail.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ more than 15,000 associates at approximately 100 locations worldwide. Alliance Data was named to FORTUNE magazine's 2014 list of World's Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data's Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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